EXHIBIT 10.15

SECURITIES PLEDGE AGREEMENT

THIS SECURITIES PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of December 30, 2004, by TRX, INC., a Georgia corporation (the “Borrower” and a “Pledgor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (together with the Borrower, collectively, the “Pledgors”) in favor of BANK OF AMERICA, N.A., a national banking association (the “Lender”), for its benefit and the benefit of the Persons party to Related Credit Arrangements (as defined in the Credit Agreement (as defined below)) as more particularly described in Section 17 hereof. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Lender has agreed to provide to the Borrower a $10,000,000 senior secured revolving credit facility with a letter of credit sublimit pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Lender;

WHEREAS, the Secured Parties may from time to time enter into Related Credit Arrangements for the benefit of the Borrower and/or its Subsidiaries;

WHEREAS, each Pledgor will materially benefit from the Credit Extensions and the Related Credit Arrangements, and in connection therewith each Pledgor (other than the Borrower) is a party (as signatory or by joinder) to a Guaranty pursuant to which it has guaranteed the full and prompt payment and performance of the obligations of the Borrower with respect to the Credit Extensions and the Related Credit Arrangements and is required to execute and deliver this Pledge Agreement;

WHEREAS, the Lender is unwilling to extend the Credit Extensions and the Secured Parties are unwilling to enter into the Related Credit Arrangements unless the Pledgors enter into this Pledge Agreement;

WHEREAS, each of (i) the Borrower, as collateral security for the payment and performance of its Obligations (whether now existing or hereafter arising), and (ii) each other Pledgor, as collateral security for the payment and performance of its Guarantor’s Obligations (as defined in the Guaranty) (whether now existing or hereafter arising) (such obligations and liabilities of the Pledgors described in clauses (i) and (ii) being referred to as “Secured Obligations”), is willing to pledge and grant to the Lender for the benefit of the Secured Parties a security interest in all of the Pledged Equity Interests owned by it, in each case, whether now existing or hereafter created or acquired, and certain related property, including without limitation the Pledged Equity Interests more particularly described on Schedule I hereto (all such Subsidiaries whose Equity Interests may be required to be subject to this Pledge Agreement from time to time, are hereinafter referred to collectively as the “Pledged Subsidiaries”); and

NOW, THEREFORE, in order to induce the Lender to make the Credit Extensions from time to time and to induce the Secured Parties to enter into the Related Credit Arrangements from time to time, and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Pledge of Pledged Equity Interests; Other Collateral.

(a) As collateral security for the payment and performance by each Pledgor of its now or hereafter existing Secured Obligations, each Pledgor hereby grants, pledges and collaterally assigns to the Lender for the benefit of the Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest or the power to transfer rights therein, and wheresoever located:

(i) the Pledged Equity Interests;

(ii) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Equity Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Equity Interest;

(iii) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Lender in substitution for or as an addition to any of the foregoing;

(iv) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(v) all proceeds of any of the foregoing.

All such Pledged Equity Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (v) of this Section 1 are herein collectively referred to as the “Collateral.”

(b) Subject to Section 10(a), each Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Lender at such location as the Lender shall from time to time designate by written notice pursuant to Section 22 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as requested by the Lender.

(c) Each Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at such Pledgor’s expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Lender reasonably may request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Lender’s Lien and security interest in the Collateral hereunder granted to the Lender for the benefit of the Secured Parties and further agrees to do and cause to be done upon the Lender’s request, at Pledgor’s expense, all things determined by the Lender to be necessary to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Lender for the benefit of the Secured Parties, including the prompt payment of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Lender for the benefit of the Secured Parties.

(d) All filing fees, advances, charges, costs and expenses, including reasonable costs, fees, expenses and disbursements of counsel, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Lender for the benefit of the Secured Parties by the Pledgor in respect of which the same was incurred immediately upon demand therefor, and any amounts not so paid within five (5) Business Days after a demand is made therefor by the Lender (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from such date until paid in full at the Default Rate.

(e) Each Pledgor agrees to register and cause to be registered the interest of the Lender, for the benefit of the Secured Parties, in the Collateral on its own books and records and the registration books of each of the Pledged Subsidiaries.

2. Status of Pledged Equity Interests. Each Pledgor hereby represents, warrants and covenants to the Lender for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) All of the Pledged Equity Interests are, as of the date of execution of this Pledge Agreement or Pledge Joinder Agreement by each Pledgor pledging such Pledged Equity Interests (such date as applicable with respect to each Pledgor, its “Applicable Date”), and shall at all times thereafter be validly issued and outstanding, fully paid and non-assessable and constitute all of the issued and outstanding Equity Interests of all of its Subsidiaries issued to any Person and are accurately described on Schedule I.

(b) The Pledgor is as of its Applicable Date and shall at all times thereafter (subject to Dispositions permitted under the Credit Agreement) be the sole registered and record and beneficial owner of the Pledged Equity Interests, free and clear of all Liens, charges, equities, options, hypothecations, encumbrances and restrictions on pledge or transfer, including transfer of voting rights (other than the pledge hereunder and applicable restrictions pursuant to federal and state and applicable foreign securities laws). Without limiting the foregoing, the Pledged Equity Interests are not and will not be subject to any voting trust, shareholders agreement, right of first refusal, voting proxy, power of attorney or other similar arrangement (other than the rights hereunder in favor of the Lender).

(c) At no time shall any Pledged Equity Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a “security” (or as to which the related Pledged Subsidiary has elected to have treated as a “security”) under Article 8 of the Uniform Commercial Code of the State of Georgia or of any other jurisdiction whose laws may govern (the “UCC”) be maintained in the form of uncertificated securities. With respect to Pledged Equity Interests that are “securities” under the UCC, or as to which the issuer has elected at any time to have such interests treated as “securities” under the UCC, such Pledged Equity Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the Lender or are being delivered to the Lender simultaneously herewith or, in the case of Additional Interests as defined in Section 21, shall be delivered pursuant to Section 21. In addition, with respect to all Pledged Equity Interests, including Pledged Equity Interests that are not “securities” under the UCC and as to which the applicable Pledged Subsidiary has not elected to have such interests treated as “securities” under the UCC, the Pledgor has at its Applicable Date delivered to the Lender (or has previously delivered to the Lender or, in case of Additional Interests shall deliver pursuant to Section 21) Uniform Commercial Code financing statements (or appropriate amendments thereto) duly executed (if necessary) by or on behalf of the Pledgor as “debtor” and naming the Lender for the benefit of the Secured Parties as “secured party,” in form, substance and number sufficient in the reasonable opinion of the Lender to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Lender for the benefit of the Secured Parties the Lien on such Pledged Equity Interests, together with all required filing fees.

(d) It has full corporate power, legal right and lawful authority to execute this Pledge Agreement (and any Pledge Joinder Agreement applicable to it) and to pledge, assign and transfer its Pledged Equity Interests in the manner and form hereof.

(e) The pledge, assignment and delivery of its Pledged Equity Interests (along with undated stock powers executed in blank, financing statements and other agreements referred to in Section 2(c) hereof) to the Lender for the benefit of the Secured Parties pursuant to this Pledge Agreement (or any Pledge Joinder Agreement) creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Equity Interests in favor of the Lender for the benefit of the Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Equity Interests which constitute certificated “securities” under the UCC, continuous and uninterrupted possession by or on behalf of the Lender. The Pledgor will defend the Secured Parties’ right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever.

(f) Except as otherwise expressly provided herein pursuant to a Disposition permitted under the Credit Agreement, none of the Pledged Equity Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Lender’s prior written consent, which may be withheld for any reason.

(g) It shall at all times cause the Pledged Equity Interests of such Pledgor that constitute “securities” (or as to which the issuer elects to have treated as “securities”) under the UCC to be represented by the certificates now and hereafter delivered to the Lender in accordance with Sections 1, 2 and 21 hereof and that it shall cause each of the Pledged Subsidiaries as to which it is the Pledgor not to issue any Equity Interests, or securities convertible into, or exchangeable or exercisable for, Equity Interests, at any time during the term of this Pledge Agreement unless the Pledged Equity Interests of such Pledge Subsidiary are issued solely to either (y) such Pledgor who shall immediately comply with Sections 2 and 21 hereof with respect to such property or (z) the Borrower or another Guarantor who shall immediately pledge such additional Equity Interests to the Lender for the benefit of the Secured Parties pursuant to Section 21 or 23 hereof, as applicable, on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 2(c) hereof to the Lender and take such further actions as the Lender may deem necessary in order to perfect a first priority security interest in such Equity Interests.

(h) The exact legal name and address, type of Person, jurisdiction of formation, jurisdiction of formation identification number (if any), and location of the chief executive office of such Pledgor are (i) with respect to each Pledgor granting a Lien to the Lender under a Security Instrument at the Closing Date, as specified on Schedule 2A.03(a) to the Credit Agreement, and (ii) with respect to each other Pledgor, as specified on Schedule II attached hereto. No Pledgor shall change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), or the location of its chief executive office, except upon giving not less than twenty (20) days’ prior written notice to the Lender and taking or causing to be taken all such action at such Pledgor’s expense as may be reasonably requested by the Lender to perfect or maintain the perfection of the Lien of the Lender in Collateral.

3. Preservation and Protection of Collateral.

(a) The Lender shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

(b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with that used in preparing the Audited Financial Statements and evidenced to the reasonable satisfaction of the Lender and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of any Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of any Pledgor to pay any amount pursuant to Section 1(c), the Lender at its option may pay or contest any of them (the Lender having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Lender, including reasonable costs, fees, expenses and disbursements of counsel, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Pledgor to the Lender and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c) Each Pledgor hereby (i) irrevocably authorizes the Lender to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) showing such Pledgor as “debtor” at such time or times and in all filing offices as the Lender may from time to time determine to be necessary or advisable to perfect or protect the rights of the Lender and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, and (ii) irrevocably ratifies and acknowledges all such actions taken by or on behalf of the Lender prior to the Applicable Date.

4. Default. Upon the occurrence and during the continuance of any Event of Default, the Lender is given full power and authority, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Lender may elect; and any such sale may be made either at public or private sale at the Lender’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Lender may reasonably deem fair; and the Lender or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Lender. Each Pledgor recognizes that the Lender may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Lender may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Lender has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify the Collateral, even if such Pledged Subsidiary would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged

Equity Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Equity Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary’s assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

5. Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all costs, fees, expenses and disbursements of counsel) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Pledgor shall be liable to the Lender, for the benefit of the Secured Parties, and shall pay to the Lender, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

6. Presentments, Demands and Notices. The Lender shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as Collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

7. Attorney-in-Fact. Each Pledgor hereby appoints the Lender as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Lender shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Default or an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

8. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Pledgor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 8 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

9. Waiver by the Pledgors. Each Pledgor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power, (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Lender for the benefit of the Secured Parties. Each Pledgor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the other Loan Documents from time to time to: (x) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (y) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Lender may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

10. Dividends and Voting Rights.

(a) All dividends and other distributions with respect to any of the Pledged Equity Interests shall be subject to the pledge hereunder, provided, that cash dividends paid to a Pledgor as record owner of the Pledged Equity Interests, to the extent permitted by the Credit Agreement to be declared and paid, may be retained by such Pledgor so long as no Default or Event of Default shall have occurred and be continuing, free from any Liens hereunder.

(b) So long as no Default or Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents.

(c) Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Pledgors to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the Lender for the benefit of the Secured Parties, and each Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such cash dividends and other distributions with respect to the Pledged Equity Interests to the Lender (together, if the Lender shall request, with the documents described in Sections 1(c) and 2(c) hereof or other negotiable documents or instruments so distributed) to be held by it hereunder or, at the option of the Lender, to be applied to the Secured Obligations. Pending delivery to the Lender of such property, each Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of the Secured Parties.

(d) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Lender, all rights of each of the Pledgors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Lender may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Lender or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end, each Pledgor hereby appoints the Lender as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Equity Interests hereunder upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Pledgor hereby agrees to provide such further proxies as the Lender may request; provided, that the Lender in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

11. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Lender for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Lender at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations.

12. Other Rights. The rights, powers and remedies given to the Lender for the benefit of the Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Lender or any Secured Party under any Loan Document or any agreement or instrument executed in connection with any Related Credit Arrangement (together with the Loan Documents, collectively, the “Related Agreements”) or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Lender in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the applicable Related Agreement.

13. Anti-Marshaling Provisions. The right is hereby given by each Pledgor to the Lender, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Lender without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Pledgor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Lender, for the benefit of the Secured Parties, the Lender shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. Each Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Related Agreement.

14. Entire Agreement. This Pledge Agreement and each Pledge Joinder Agreement, together with the other Related Agreements, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof and of the Pledge Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof. Neither this Pledge Agreement nor any Pledge Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

15. Further Assurances. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Lender may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or any Pledge Joinder Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Lender its rights, powers and remedies for the benefit of the Secured Parties hereunder or thereunder. Each Pledgor hereby consents and agrees that the Pledged Subsidiaries and all other Persons, shall be entitled to accept the provisions hereof and of the Pledge Joinder Agreements as conclusive evidence of the right of the Lender, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder and thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such Pledged Subsidiaries or other Persons.

16. Binding Agreement; Assignment. This Pledge Agreement and each Pledge Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign this Pledge Agreement, any Pledge Joinder Agreement or any interest herein or therein or in the Collateral, or any part thereof or interest therein, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Lender as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 16, the Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Section 9.06 thereof (concerning assignments and participations). All references herein to the Lender or to any other Secured Party shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

17. Related Credit Arrangements. All obligations of each Pledgor under or in respect of Related Credit Arrangements shall be deemed to be Secured Obligations, and each Affiliate of the Lender party to any Related Credit Arrangement shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations.

No Affiliate of the Lender that obtains the benefit of any Lien by virtue of the provisions of this Section shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral).

18. Severability. The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

19. Counterparts. This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Pledge Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

20. Termination. Subject to the provisions of Section 8, this Pledge Agreement and each Pledge Joinder Agreement, and all obligations of the Pledgors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Pledge Agreement, the Lender shall, at its sole expense, promptly deliver to the Pledgors the certificates evidencing its shares of Pledged Equity Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Equity Interests to the extent then held by the Lender as additional Collateral hereunder), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and, at the sole expense of the Pledgors, take such further actions at the request of the Pledgors as may be necessary to effect the same.

21. Additional Interests. If any Pledgor shall at any time acquire or hold any additional Pledged Equity Interests, including any Pledged Equity Interests issued by any Subsidiary not listed on Schedule I hereto which are required to be subject to a Lien pursuant to a Pledge Agreement by the terms hereof or of Section 6.12 or any other provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Pledgor shall deliver to the Lender for the benefit of the Secured Parties (i) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor and (ii) any other document required in connection with such Additional Interests as described in Section 2(c). Each Pledgor shall comply with the requirements of this Section 21 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 6.12 of the Credit Agreement applies, within the time period specified in Section 6.12 or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 21 shall not impair the Lien on Additional Interests conferred hereunder.

22. Notices. Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the address of the Borrower indicated in Schedule 9.02 of the Credit Agreement, (b) with respect to each Subsidiary which is a Pledgor hereunder, at the address then in effect for the giving of notices to such Subsidiary under the Guaranty to which it is a party, and (c) with respect to the Lender, at the Lender’s address indicated in Schedule 9.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 9.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

23. Joinder. Each Person who shall at any time execute and deliver to the Lender a Pledge Joinder Agreement substantially in the form attached as Exhibit B hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Pledgor and shall have thereupon pursuant to Section 1 hereof granted a security interest in and collaterally assigned and pledged to the Lender for the benefit of the Secured Parties all Pledged Equity Interests which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Pledgors or to the parties to this Pledge Agreement shall be deemed to include such Person as a Pledgor hereunder. Each Pledge Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

24. Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Pledge Agreement and each Pledge Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

25. Governing Law: Arbitration; Jury Trial Waiver.

(a) THIS PLEDGE AGREEMENT AND EACH PLEDGE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) THIS SECTION 25 CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING

CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO THIS PLEDGE AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN (COLLECTIVELY, A “CLAIM”).

(c) AT THE REQUEST OF ANY PARTY, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS PLEDGE AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF THE STATE OF GEORGIA.

(d) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF (“JAMS”) AND THE TERMS OF THIS SECTION 25. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION 25 SHALL CONTROL.

(e) THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN THE STATE OF GEORGIA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE (3) ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED.

(f) THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS PLEDGE AGREEMENT.

(g) THIS SECTION 25 DOES NOT LIMIT THE RIGHT OF ANY SECURED PARTY TO: (i) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF AND RECOUPMENT; (ii) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY COLLATERAL; (iii) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (iv) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT AGREEMENT AND MAKING THE CREDIT EXTENSIONS AND FOR THE SECURED PARTIES TO ENTER INTO THE RELATED CREDIT ARRANGEMENTS.

26. Consents. To the extent the consent of any signatory to this Pledge Agreement is required in connection with the pledge hereunder by another party hereto, or any exercise of any rights by the Lender granted herein with respect to such pledge, such signatory hereby grants such consent.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Securities Pledge Agreement on the day and year first written above.

TRX, INC.

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

TRAVEL TECHNOLOGY, LLC

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

TRX FULFILLMENT SERVICES, LLC

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

SECURITIES PLEDGE AGREEMENT

Signature Page

SCHEDULE I

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)
TR4X, Inc., a Georgia corporation	TRX Data Services, Inc., a Virginia corporation	Common Stock	(i) 10,000 shares of common class “A”; and (ii) 10,000 shares of common class “B”	10,000 shares of common class “A”	100% of outstanding shares	Certificate No. 5 in the name of Arthur H. Ltd., which is the former name of TRX Data Services, Inc.	$1.00
TRX, Inc., a Georgia corporation	TRX Fulfillment Services, LLC, a Georgia limited liability company	Company Interest	N/A	100% of the Company Interest	100% of the Company Interest	Uncertificated	N/A
TRX, Inc., a Georgia corporation	Travel Technology, LLC, a Georgia limited liability company	Company Interest	N/A	100% of the Company Interest	100% of the Company Interest	Uncertificated	N/A
TRX, Inc., a Georgia corporation	Technology Licensing Company, LLC, a Georgia limited liability company	Membership Interest	N/A	100% of the Company Interest	100% of the Pledgor’s 50% Company Interest	Uncertificated	N/A

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)
TRX, Inc., a Georgia corporation	TRX Luxembourg S.á.r.l., société á responsabilité Limitée	Common stock	500 shares of common stock	500 shares of common stock	66% of Pledgor’s 500 shares of common stock	Uncertificated	EUR 25,00 per share
TRX, Inc., a Georgia corporation	TRX UK, Ltd., a company incorporated in England and Wales under number 3854369	Common stock	1000 shares of common stock	1 share of common stock	66% of Pledgor’s 1 share of common stock

1 Share Certificate, which is kept

by Jordans Limited at the following address: c/o TRX UK, Ltd, 20-22 Bedford Row, London

WC1R 4JS, UK. [Bank of America is not requiring delivery of the physical stock certificate in connection with this transaction until 90 days after the closing date but will require the pledge to be registered on the books of TRX UK, Ltd.]

GBP 1,00 per share
TRX Fulfillment Services, LLC, a Georgia limited liability company	TRX Technology Services, L.P., a Georgia limited partnership	Partnership Interest	N/A	100% of the partnership interest	100% of the Pledgor’s 99% partnership interest	Uncertificated	N/A
TRX Fulfillment Services, LLC, a Georgia limited liability company	Technology Licensing Company, LLC, a Georgia limited liability company	Membership Interest	N/A	100% of the Company Interest	100% of the Pledgor’s 50% of the Company Interest	Uncertificated	N/A

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)
Travel Technology, LLC, a Georgia limited liability company	TRX Technology Services, L.P., a Georgia limited partnership	Partnership Interest	N/A	100% of the partnership interest	100% of the Pledgor’s 1% partnership interest	Uncertificated	N/A

SCHEDULE II

None.

EXHIBIT A

PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT (as from time to time amended, modified or restated, this “Supplement”), dated as of                              ,              is made by                    , a                      corporation (the “Pledgor”), in favor of BANK OF AMERICA, N. A., a national banking association (the “Lender”) and the other Secured Parties (as defined in the hereinafter described Credit Agreement). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of December 30, 2004, between TRX, INC. and the Lender.

WHEREAS, the Pledgor is required under the terms of that certain Securities Pledge Agreement dated as of December 30, 2004, executed by the Pledgor (among others), or to which the Pledgor has been joined as a party pursuant to a Pledge Joinder Agreement, in favor of the Lender for the benefit of the Secured Parties (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), to cause certain Pledged Equity Interests held by it and listed on Annex A to this Supplement (the “Additional Interests”) to be specifically identified as subject to the Pledge Agreement; and

WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the Lender for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement;

NOW, THEREFORE, in order to induce the Lender to maintain the credit facilities pursuant to the Credit Agreement and to make the Credit Extensions from time to time and to induce the Secured Parties to enter into the Related Credit Arrangements from time to time, the Pledgor hereby agrees as follows with the Lender, for the benefit of the Secured Parties:

The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Lender for the benefit of the Secured Parties, and grants to the Lender for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

(a) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Equity Interest;

(b) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Lender in substitution for or as an addition to any of the foregoing;

(c) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(d) all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute “Pledged Equity Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Collateral” under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Equity Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that Annex A attached to this Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents required to be furnished to the Lender pursuant to Section 2(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Lender. The Pledgor further acknowledges that Schedule I to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional hit crests as described on Annex A to this Supplement.

IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by it’s authorized officer as of the day and year first above written.

PLEDGOR:

By:
Name:
Title:

ANNEX A

(to Pledge Agreement Supplement of                      dated                     )

Additional Interests

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Additional Interest	Total Amount of Class or Type of Additional Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

EXHIBIT B

PLEDGE JOINDER AGREEMENT

THIS PLEDGE JOINDER AGREEMENT (this “Pledge Joinder Agreement”), dated as of                     , 20     is made by                                         , a (the “Joining Pledgor”), for the benefit of BANK OF AMERICA, N.A., (the “Lender”) and the other Secured Parties (as defined in the hereinafter defined Credit Agreement). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended, supplemented or restated from time to time, the “Credit Agreement”), dated as of December 30, 2004, between TRX, INC. (the “Borrower”) and the Lender.

WHEREAS, the Joining Pledgor is a Subsidiary and required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Pledge Agreement as a Pledgor (as defined in the Pledge Agreement); and

WHEREAS, the Joining Pledgor will materially benefit directly and indirectly from the maintenance of the credit facilities made available to the Borrower by the Lender under the Credit Agreement and the Credit Extensions thereunder and the extensions of credit from time to time pursuant to the Related Credit Arrangements; and

NOW, THEREFORE, in order to induce the Lender to maintain the credit facilities made available to the Borrower by the Lender under the Credit Agreement and the Credit Extensions thereunder and to induce the Secured Parties to enter into the Related Credit Arrangements from time to time, the Joining Pledgor hereby agrees as follows:

1. Joinder. The Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Pledge Agreement as a Pledgor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Pledgor or to which each Pledgor is subject thereunder, including without limitation the grant pursuant to Section 1 of the Pledge Agreement of a security interest to the Lender for the benefit of the Secured Parties in, and collateral assignment and pledge to the Lender of, the Pledged Equity Interests and other property constituting Collateral (as defined in Section 1 of the Pledge Agreement) of such Pledgor or in which such Pledgor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Pledge Agreement), all with the same force and effect as if the Joining Pledgor were a signatory to the Pledge Agreement.

2. Affirmations. The Joining Pledgor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Pledgor contained in the Pledge Agreement.

3. Supplemental Schedules. Attached to this Pledge Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Pledge Agreement. The Joining Pledgor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Pledgor and its properties and affairs is true, complete and accurate as of its Applicable Date (as defined in the Pledge Agreement).

4. Severability. The provisions of this Pledge Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Counterparts. This Pledge Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Pledgor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 9.02(b) of the Credit Agreement shall be applicable to this Pledge Joinder Agreement. Delivery of an executed counterpart of a signature page to this Pledge Joinder Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Pledge Joinder Agreement.

6. Delivery. The Joining Pledgor hereby irrevocably waives notice of acceptance of this Pledge Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Pledge Joinder Agreement and the Pledgor’s joinder as a party to the Pledge Agreement as herein provided.

7. Governing Law; Arbitration; Waiver of Jury Trial. The provisions of Section 25 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Pledgor has duly executed and delivered this Pledge Joinder Agreement as of the day and year first written above.

JOINING PLEDGOR:

By:
Name:
Title:

SUPPLEMENTAL

SCHEDULE I

Name of Pledgor	Name, Jurisdiction of Formation and Type of Entity of Pledged Subsidiary	Class or Type of Pledged Equity Interest	Total Amount of Class or Type of Pledged Equity Interests Authorized	Total Amount of Class or Type Outstanding	Total Amount Pledged	Certificate Number (if applicable)	Par Value (if applicable)	Name of Transfer Agent (if any)

Delivered Pursuant to Pledge Joinder Agreement of:

Applicable Date:                     , 20

SUPPLEMENTAL

SCHEDULE II

Name and Address of Pledgor	Type of Person	Jurisdiction of Formation of Pledgor	Jurisdiction of Formation Identification Number	Address of Chief Executive Office

Delivered Pursuant to Pledge Joinder Agreement of:

Applicable Date:                     , 20

B-4